UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2023

VARAGON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-56450	30-1206578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

151 West 42nd Street, 53rd Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-2600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers.

On October 11, 2023, the Board of Directors (the “Board”) of Varagon Capital Corporation (the “Company”) appointed Charles Riceman as Co-President of the Company, effective immediately. In connection with the foregoing, the title of Kevin Marchetti, President of the Company, will become Co-President of the Company, effective immediately.

Charles Riceman, 54, is a Partner of Varagon Capital Partners, L.P. (“Varagon”), where he is the Co-Head of Direct Lending and the Head of Investment Originations and Capital Markets. Mr. Riceman has spent his career originating, structuring, underwriting, and executing financings in support of middle market private equity clients and has over 20 years of leveraged lending experience across a variety of industries. Prior to joining Varagon, he was Managing Director at Golub Capital. He earned a B.S. degree from Villanova University and an M.B.A. from The Fuqua School of Business at Duke University.

There are no family relationships between Mr. Riceman and any director or executive officer of the Company, and he is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARAGON CAPITAL CORPORATION

Date: October 12, 2023	By:	/s/ Walter J. Owens
		Name:	Walter J. Owens
		Title:	Chief Executive Officer